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                                                               EXHIBIT 10(lxiii)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


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                                  VIRAGEN INC.

                         8% REDEEMABLE CONVERTIBLE NOTE

March 17, 1999                                                       $1,500,000

         Viragen Inc., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to the Holder (or Holders) (as defined below) the outstanding principal balance of $1,500,000 plus the amount of 8% interest per annum on such amount (as adjusted pursuant to Section 3.3(d) hereof) accruing from the date of the original issuance of this note (the "Purchase Date") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, upon the earlier of Conversion or Pre-Payment (as defined below), or, subject to the conditions contained herein, in Common Stock (as defined below) in the manner described below.

                                   ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. The terms defined in this Article whenever used in this Note shall have the respective meanings hereinafter specified.

         "ACCRUED BALANCE" shall mean the outstanding principal balance of Note(s) plus accrued interest.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated by law or executive order to be closed.

         "CLOSING MARKET PRICE" shall have the meaning set forth in Section 3.1.

         "COMMON STOCK" shall mean the Company's Common Stock, $.01 par value per share.

         "CONVERSION DATE" shall have the meaning set forth in Section 3.1.

         "CONVERSION PRICE" shall have the meaning set forth in Section 3. 1.

         "CONVERTIBLE SECURITIES" shall mean securities or obligations that are exercisable for, convertible into or exchangeable for Common Stock. The term includes convertible notes, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into or exchanged for Common Stock.

         "EFFECTIVE DATE" shall have the meaning set forth in the Purchase Agreement.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 6.1.

         "HOLDER" shall mean The Isosceles Fund Limited or subsequent holders of Notes.

         "INTEREST RATE" shall mean the rate of 8% per annum.

         "ISSUED SHARES" shall have the meaning set forth in Section 3.1.




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         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         "NOTE" shall mean this Convertible Note or such other Convertible Note or Notes exchanged therefor as provided in Section 2.1.

         "PERSON" shall mean an individual, a corporation, a partnership, an association, a Company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "PRE-PAYMENT" shall have the meaning set forth in Section 2.4.

         "PRINCIPAL AMOUNT" means $1,500,000 or such other amount as shall be outstanding after conversion or prepayment, which amount shall be divisible by $25,000.

         "PROXY" shall have the meaning set out in the Purchase Agreement.

         "PURCHASE AGREEMENT" shall mean the Purchase Agreement dated as of March 17, 1999, between the Company and the Holder, as it may be amended from time to time.

         "REGISTRATION PERIOD" shall have the meaning set forth in the Purchase Agreement.

         "RE-SET SHARES" shall have the meaning set forth in Section 3.2.

         "SEC" means the United States Securities and Exchange Commission.

         "SUBSIDIARY" means any Person that the Company now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding capital stock (or other beneficial interest) or a majority of the Voting Power of such Person; and the term "Subsidiaries" shall mean all of such Persons collectively.

         "TRADING DAY" means a day on which NASDAQ trading occurs.

         "VOTING POWER" shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or persons performing substantially equivalent tasks and responsibilities.

                                   ARTICLE 2

                       EXCHANGES AND TRANSFER; REDEMPTION

         SECTION 2.1. TRANSFER OF NOTES. Transfer or split-up of the Notes in accordance with the provisions of Article IV hereof shall be effected by the Company upon request by the Holder.

         SECTION 2.2. LOSS, THEFT, DESTRUCTION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

         SECTION 2.3. WHO DEEMED ABSOLUTE OWNER. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat it as, the



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absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of this Note, for the conversion of this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

         SECTION 2.4. OPTIONAL REDEMPTION BY THE COMPANY.

                  (a) At any time during the applicable Registration Period, the Company may redeem or pre-pay the Note(s), with seven Trading Days written notice to the holder regardless of the price of the Company's common stock. The pre-payment amount shall be equal to 120% times the Accrued Balance up to the date (the "Pre-Payment Date") the consideration for the pre-payment from the Company has value in the account of the Holder ("Pre-Payment").

         SECTION 2.5. REDEMPTION UPON FAILURE TO OBTAIN PROXY. In the event the Company fails to obtain approval of the Proxy within 75 calendar days of the sooner of (1) the date of filing with the SEC or (2) March 16, 1999, then the Holder, at its sole discretion, shall have the right to require the Company within 30 days of a written notice from the Holder to the Company (the "Notice"), to redeem an amount of the Notes or the Issued Shares, as applicable, necessary in the Holder's reasonable judgement to permit: (A) conversion of the remaining Note(s); (B) re-sale of the Issued Shares; (C) issuance of Re-Set Shares; and (D) exercise of the Warrants without violating the NASD limitation of amounts of securities offered, at a cash price equal to (a) the greater of 125% of the face amount of the Notes or the Initial Shares (valued at the applicable Conversion Price for such shares) being redeemed, and (b) the amount of all other penalties outstanding up to the date of the Notice.

         SECTION 2.6. SURRENDER OF NOTES: NOTATION THEREON. The Company may, as a condition of payment of the principal and interest on this Note, require the Holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

                                   ARTICLE 3

                               CONVERSION OF NOTE

         SECTION 3.1. CONVERSION; CONVERSION PRICE. In the event that Pre-Payment does not occur by the sooner of the end of the applicable Registration Period or the Effective Date (the "Pre-Payment Deadline"), then on the trading day following: a) the Pre-Payment Deadline and b) the 30th day after the Pre-Payment Deadline, one-half of the Accrued Balance will automatically convert into the Company's Common Stock (each of these dates being a "Conversion Date"). The conversion price (the "Conversion Price") shall be the lesser of a) the average of the closing bid prices of the Company's common stock during the five consecutive Trading Day period preceding the Initial Purchase Date (the "Closing Market Price") and b) the lowest closing bid price of the Company's common stock during the ten consecutive Trading Day period immediately preceding the applicable Conversion Date. On the date specified in Section 3.3, the Holder will receive from the Company the number of shares of the Company's common stock (the "Issued Shares") determined by dividing the respective Accrued Balance by the respective Conversion Price.

         SECTION 3.2. ALLOCATION OF RE-SET SHARES. On the Trading Day following 30 days and 60 days after the Pre-Payment Deadline (each a "Re-Set Date"), based on the number of Issued Shares, the Holder shall additionally be entitled to receive a number of Re-Set Shares according to the Formula (as defined below) based on a percentage rate of return (the "Applicable Rate") as follows:

                  30 day Re-Set Date        1.20              (120%)
                  60 day Re-Set Date        1.22              (122%)




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On the date specified in Section 3.3 the Company shall issue and deliver to the
Holder a number of Re-Set Shares equal to the following formula (the "Formula") based on the respective Closing Market Price and number of Issued Shares applicable on each Re-Set Date:

         ((Applicable Rate x Closing Market Price/Future Price) -1) x (# of Issued Shares)

If the result of such calculation is a negative number, the number of Re-Set Shares applicable to such re-set will be deemed to be zero. For purposes hereof, the "Future Price" in effect as of any Re-Set Date shall equal the lowest closing bid price of the Issuer's common stock during the ten consecutive trading day period immediately preceding the applicable Re-Set Date.

         SECTION 3.3. DELIVERY OF ISSUED SHARES UPON CONVERSION AND RE-SET.

                  (a) As soon as practicable after each Conversion Date and Re-Set Date (but in any event within three Business Days after the Holder has presented to the Company the Note certificates (or affidavits of loss) evidencing the portion of Principal Amount of the Note converted into Common Stock in accordance herewith in the case of conversions) the Company shall mark the Note certificates to reflect the Principal Amount converted and shall deliver to the converting Holder:

                  (i) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion or Re-Set, (in the same name or names as the certificates representing the converted Notes in the case of conversions) and in such denomination or denominations as the holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock; and

                  (ii) a certificate representing any Notes that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

                  (b) The issuance of certificates for Common Stock upon conversion of the Note (or portion of Principal Amount thereof) or Re-Set shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock. Upon conversion of the Note (or portion of Principal Amount thereof) or Re-Set, the Company shall take all such actions as are necessary in order to insure that the Common Stock so issued upon such conversion or Re-Set shall be validly issued, fully paid and nonassessable.

                  (c) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion or Re-Set, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or Re-Set to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

                  (d) Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the any portion of the Issued Shares issuable upon conversion of Notes or Re-Set is more than one business day after the date set forth in (a) above (a "Delivery Default"), the Company shall pay to the Holder $500 per day in cash for each of the first two days beyond such date, and $2,500 per day in cash for each day thereafter that the Company fails to deliver such Issued Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of



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this Note and such additional principal amount shall be convertible into Common
Stock in accordance with the terms of this Note.

                  (e) The Company shall not close its books against the transfer of Common Stock issued or issuable upon conversion of the Note in any manner that interferes with the timely conversion of the Note. The Company shall assist and cooperate with the Holder if it is required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of the Note hereunder (including, without limitation, making any filings required to be made by the Company).

         SECTION 3.4. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Note or Re-Set, such number of Common Stock as are issuable upon the conversion of the Note or Re-Set. All Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

         SECTION 3.5. ADJUSTMENT OF CONVERSION PRICE AND RE-SET NUMBER ON DELIVERY DEFAULT. Upon a Delivery Default due to an insufficient number of authorized but unissued shares, the Company shall issue to the Holder all of the shares of Common Stock which are then available. The portion of this Note which the Holder to be converted and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof and no Re-Set Shares shall be delivered until the date additional shares of Common Stock are authorized by the Company. At such time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Delivery Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The number of Re-Set Shares shall be adjusted to reflect the Applicable Rate up to the date of actual delivery. The Company shall additionally pay to the Holder payments ("Delivery Default Payments") for a Delivery Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date or Re-Set Date in respect of the Delivery Default (the "Delivery Default Date"), where N = the number of days from the Delivery Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Note or the issuance of Re-Set Shares, as applicable. The Company shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof or issuance of Re-Set Shares and (ii) a Delivery Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Delivery Default Payments. The accrued Delivery Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Market Price (as defined below), at the Holder's option, as follows:

                  (a) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth day of the month following the month in which it has accrued; and

                  (b) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this Article III.




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                  The Holder's election shall be made in writing to the Company at any time prior to 9:00 p.m., New York City Time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Delivery Default Payments) due to the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

         SECTION 3.6. ADJUSTMENT OF CONVERSION PRICE ON MERGER. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section to become operative.

                                   ARTICLE 4

                        STATUS; RESTRICTIONS ON TRANSFER

         SECTION 4.1. STATUS OF NOTE. Subject to Section 4.2 below, this Note is a direct, general and unconditional obligation of the Company ranking, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principals of equity. The Company agrees that it will not, without the prior written consent of the Holder, take any action, nor fail to take any action which would in any manner adversely affect the rights of the Holder pursuant to the Note or subject the Holder to any liability.

         SECTION 4.2. RESTRICTIONS ON TRANSFER. This Note, and any Issued Shares issued according to the terms hereof, have not been and will not be registered under the U.S. Securities Act. This Note and any Common Stock issued upon conversion thereof may not be offered or sold, directly or indirectly, except in accordance with Section 2.1 hereof, and pursuant to registration under the Act, an available exemption therefrom, or pursuant to Regulation S.

                                    ARTICLE 5

                                    COVENANTS

         The Company covenants and agrees that so long as this Note shall be outstanding:

         SECTION 5.1. PAYMENT OF NOTE. The Company will punctually, according to the terms hereof, (a) pay or cause to be paid the principal of and interest and penalties on this Note and (b) issue Issued Shares upon conversion or Re-Set.




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         SECTION 5.2. NOTICE OF DEFAULT. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

         SECTION 5.3. SUFFICIENT NUMBER OF AUTHORIZED COMMON STOCK. So long as this Note shall be outstanding, the Company shall at all times have authorized and reserved for issuance, free from preemptive rights, a sufficient number of Common Stock to yield a number of Issued Shares sufficient to satisfy the conversion rights of the holder pursuant to the terms and conditions hereof. In the event that insufficient Common Stock shall be available, then the Company shall issue such number as are available and pay the penalties set forth in
Section 3.3(d) hereof.

         SECTION 5.4. INSURANCE. The Company will carry and maintain in full force and effect at all times with insurers the Company reasonably believes to be financially sound and reputable such insurance in such amounts as is customary in the respective industries of the Company and such subsidiaries.

         SECTION 5.5. PAYMENT OF OBLIGATIONS. The Company will pay and discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same;

         SECTION 5.6. COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.7. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.8. COMPLIANCE WITH PURCHASE AGREEMENT. The Company shall comply with the agreements and covenants set forth in the Purchase Agreement.

         SECTION 5.9. DISTRIBUTIONS ON CAPITAL STOCK. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

         SECTION 5.10. RESTRICTION ON STOCK REPURCHASES. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.




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         SECTION 5.11. BORROWINGS. So long as Company shall have any obligation under this Note, the Company shall not without the Holder's written consent create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Company has informed the Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Note and (d) leases entered into in the ordinary course of business.

         SECTION 5.12. SALE OF ASSETS. So long as Company shall have any obligation under this Note, the Company shall not without the Holder's written consent, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business, except as set forth in Section 4.2(f) of the Purchase Agreement. Any consent of the Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

         SECTION 5.13. ADVANCES AND LOANS. So long as Company shall have any obligation under this Note, the Company shall not without the Holder's written consent lend money, give credit or make advances to, or otherwise make an investment in, any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed the Holder in writing prior to the date hereof, and (b) made in the ordinary course of business.

         SECTION 5.14. CONTINGENT LIABILITIES. So long as Company shall have any obligation under this Note, the Company shall not without the Holder's written consent assume, guarantee, endorse, continently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Company has informed the Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

         SECTION 5.15. SENIORITY OF NOTE. So long as Company shall have any obligation under this Note, the Company shall not incur any obligation with respect to indebtedness which is senior in right of payment to this Note (including, without limitation, making any obligation outstanding as of the Issue Date senior in right of payment to this Note); PROVIDED, HOWEVER that the Company may subordinate its obligations under this Note upon execution of a Security Agreement acceptable to the Holder, in which case this section shall not apply to obligations with respect to indebtedness incurred in connection with a Permitted Lien (as defined in such Security Agreement).

                                   ARTICLE 6

                                    REMEDIES

         SECTION 6.1. EVENTS OF DEFAULT. "Event of Default" wherever used herein means any one of the following events:

                  (a) a Delivery Default (as defined in Section 3.3(d) hereof);

                  (b) default in the due and punctual payment of the principal of on, or any other amount owing in respect of, this Note when and as the same shall become due and payable, and continuance of such default for a period of 30 calendar days;

                  (c) substantial failure in the performance or observance of
Section 5.3 of this Note and the continuance of such default for a period of 30 calendar days;



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                  (d) default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section), and the continuance of such default for a period of 30 calendar days after there has been given to the Company by a Holder a written notice specifying such default and requiring it to be remedied;

                  (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, Trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 calendar days, except in case that such event does not result in a Material Adverse Effect;

                  (f) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, Trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action, except in case that such event does not result in a Material Adverse Effect;

                  (g) the Company shall fail to issue and deliver the Issued Shares in accordance with Article III;

                  (h) any principal of other indebtedness of the Company or any Subsidiary, exceeding $500,000 is not repaid on its original maturity date or becomes due and payable by reason of default before its original maturity date;

                  (i) the Company or any Subsidiary is unable to pay its debts as they fall due, stops, suspends, or threatens in writing to stop or suspend payment of all or any material part of its debts (other than debts contested in good faith by appropriate proceedings), begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness (or any material part thereof) that it will or might otherwise be unable to pay when due or seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors of for bankruptcy or is declared bankrupt or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company or any of its wholly owned subsidiaries, or (ii) the Company ceases or threatens in writing to cease to carry on all or any material part of the business carried on by the Company and its Subsidiaries taken as a whole and as a result of such cessation or threat of cessation, the Company will not be able to perform or comply with its payment obligations under this Note, except in case that any such event does not result in a Material Adverse Effect;

                  (j) on or after the date hereof, a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of 30 days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds $500,000;

                  (k) it becomes unlawful for the Company to perform or comply with its obligations under this Note or the Purchase Agreement.

         SECTION 6.2. ACCELERATION OF MATURITY. If an Event of Default occurs and is continuing, then and in every such case any Holder may declare the principal of and interest and penalties on this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration the principal of and interest and penalties on this Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) the Default Percentage (as defined below) times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (z) any amounts owed to the Holder pursuant to
Article III hereof or pursuant to Article III of the Registration Rights Agreement (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of such Default Sum in accordance with Article III (treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the greater of clause (i) and (ii) being the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The "Default Percentage" shall mean 130%.

         If the Company fails to pay the Default Amount within five business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

         SECTION 6.3. REMEDIES NOT WAIVED. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

                                   ARTICLE 7

                            EFFECT OF CERTAIN EVENTS

         SECTION 7.1. CONSOLIDATIONS, MERGERS, ETC. (a) At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person or Persons when the Company is not the survivor shall either: (i) be deemed to be an Event of Default or (ii) be treated pursuant to Section 7.1(b) hereof.

                  (b) If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the
Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this Section unless (a) it first gives at least 10 days prior written notice of the record date of the special meeting of stockholders to approve, or if there is no such record date, 30 days prior to the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         (c) Subject to the provisions of the Purchase Agreement, if the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "Distribution"), the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         (d) If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled upon any conversion of this Note after the date of record for determining shareholders entitled to such Purchase Rights to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (e) Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 7.1, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

         SECTION 7.2. STATUS AS STOCKHOLDER. Upon conversion, (i) the to be shares issued thereby shall be deemed converted into shares of Common Stock and
(ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the date set forth in Section 3.3 hereof, with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Delivery Default payments pursuant to Section 3.3(d) and
(ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 3.5) for the Company's failure to deliver Issued Shares.

                                   ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.1. REGISTER. The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note. Upon any transfer of this Note in accordance with Articles 2 and 4 hereof, the Company shall register such transfer on the Note register.

         The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of principal of this Note, for the conversion of this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion or conversions so made.

         SECTION 8.2. WITHHOLDING. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Note.

         SECTION 8.3. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS NOTE, THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SUBJECT TO APPLICABLE LAW, THE COMPANY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

         SECTION 8.4. HEADINGS. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Note.

                                        VIRAGEN INC.



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

Attest:



By:
   ----------------------------------
   Name:
   Title: Secretary
   [Corporate Seal]